UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2018
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Park-Ohio Holdings Corp.
(Exact name of registrant as specified in its charter)
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Ohio (State or other jurisdiction of incorporation)	000-03134 (Commission File Number)	34-1867219 (I.R.S. Employer Identification No.)
6065 Parkland Boulevard, Cleveland, Ohio (Address of principal executive offices)		44124 (Zip Code)
440-947-2000 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Park-Ohio Industries, Inc.
(Exact name of registrant as specified in its charter)
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Ohio (State or other jurisdiction of incorporation)	333-43005-01 (Commission File Number)	34-6520107 (I.R.S. Employer Identification No.)
6065 Parkland Boulevard, Cleveland, Ohio (Address of principal executive offices)		44124 (Zip Code)
440-947-2000 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 13, 2018, the board of directors of Park-Ohio Holdings Corp. (“Holdings”) elected Howard W. “Hoby” Hanna, IV as a member of the board in the class of directors that will stand for re-election at the Holdings' 2020 Annual Meeting of Shareholders. Mr. Hanna was also elected to the board of directors of the Holdings' principal operating subsidiary, Park-Ohio Industries, Inc. Mr. Hanna is the President of Howard Hanna Real Estate Services.
As a non-employee director, Mr. Hanna will receive compensation in the same manner as Holdings' other non-employee directors, which compensation was previously disclosed in its definitive proxy statement on Schedule 14A, filed with the Securities Exchange Commission on April 6, 2018, except that the annual retainer has been increased to $50,000.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Park-Ohio Holdings Corp.

By:	/s/ Robert D. Vilsack

Name:	Robert D. Vilsack

Title:	Secretary
Date: September 19, 2018

Park-Ohio Industries, Inc.

By:	/s/ Robert D. Vilsack

Name:	Robert D. Vilsack

Title:	Secretary
Date: September 19, 2018